Exhibit 24.1

POWER OF ATTORNEY

Reference is hereby made to the proposed registration by Anheuser-Busch InBev SA/NV (“ABI”) under the US Securities Act of 1933, as amended (the “Securities Act”), of ordinary shares of ABI, without nominal value, and American Depositary Shares, evidenced by American Depositary Receipts, each representing one ordinary share without nominal value, in each case to be offered and sold by ABI (the “Securities”) pursuant to certain current and future employee share plans, if any, established for the benefit of employees of ABI and its subsidiaries. Such Securities have or will be registered on one or more registration statements on Form S-8 (each such registration statement, a “Registration Statement”) filed with the US Securities and Exchange Commission (the “SEC”).

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints any Vice President of ABI, the Corporate Secretary of ABI, any Assistant Corporate Secretary of ABI, the Secretary of Anheuser-Busch InBev Services, LLC, any Assistant Secretary of Anheuser-Busch InBev Services, LLC, Mr. Carlos Brito, Mr. Felipe Dutra, Mr. John Blood, Mr. Lucas Lira, Mr. Thomas Larson, Mr. Bryan Warner, Ms. Margot Miller, Mr. Guy Ernotte Dumont, Ms. Ann Randon, Ms. Christine Delhaye, Mr. Gert Boulangé, Mr. Kevin Douws, Mr. Scott Gray, Mr. Gabriel Ventura, Ms. Suma Prasad, Mr. Jan Vandermeersch, Ms. Anneleen Straetemans, Mr. Fabio Riva, Mr. Rodrigo Cunha, Mr. Aleksey Legostaev and Mr. Guillaume Delle Vigne, and each of them, with full power to act alone, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his or her name, place and stead, in any and all capacities, to sign the Registration Statements, any and all amendments thereto (including post-effective amendments) and any subsequent registration statement in respect of the Securities that is to be effective upon filing by ABI pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

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Date: 14 September 2018	By: /s/ Carlos Brito Carlos Brito Chief Executive Officer Anheuser-Busch InBev SA/NV

Date: 14 September 2018	By: /s/ Felipe Dutra Felipe Dutra Chief Financial and Solutions Officer Anheuser-Busch InBev SA/NV

Date: 14 September 2018	By: /s/ Olivier Goudet Olivier Goudet Chairman of the Board of Directors Anheuser-Busch InBev SA/NV

Date: 14 September 2018	By: /s/ Paul Cornet de Ways Ruart Paul Cornet de Ways Ruart Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: 14 September 2018	By: /s/ Stéfan Descheemaeker Stéfan Descheemaeker Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date:	By: ________________ M. Michele Burns Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: 14 September 2018	By: /s/ Paulo Alberto Lemann Paulo Alberto Lemann Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: 14 September 2018	By: /s/ Grégoire de Spoelberch Grégoire de Spoelberch Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: 14 September 2018	By: /s/ Marcel Herrmann Telles Marcel Herrmann Telles Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: 14 September 2018	By: /s/ Alexandre Van Damme Alexandre Van Damme Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date:	By: ________________ Carlos Alberto Sicupira Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date:	By: ________________ Alexandre Behring Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: 14 September 2018	By: /s/ Elio Leoni Sceti Elio Leoni Sceti Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: 14 September 2018	By: /s/ Maria Asuncion Aramburuzabala Maria Asuncion Aramburuzabala Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: 14 September 2018	By: /s/ Martin J. Barrington Martin J. Barrington Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date:	By: ________________ William F. Gifford, Jr. Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: 14 September 2018	By: /s/ Alejandro Santo Domingo Dávila Alejandro Santo Domingo Dávila Member of the Board of Directors Anheuser-Busch InBev SA/NV